Exhibit 32.02

CERTIFICATION PURSUANT TO
THE SARBANES -OXLEY ACT OF 2002
CHIEF FINANCIAL OFFICER

I, Vincent De Lorenzo, certify that:

In connection with the Quarterly Report on. Form 10-Q of Digital Creative Development Corporation for the quarter ending September 30, 2009 (the "Report"), the undersigned officer of the Company, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; as amended; and

(2) The information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.

Date: June 3, 2011
/s/ Vincent De Lorenzo
Vincent De Lorenzo
Chief Financial Officer